Exhibit No. (21)

KIMBERLY-CLARK CORPORATION
CONSOLIDATED SUBSIDIARIES

     This list includes all subsidiaries as of December 31, 2001. The place of incorporation or organization is next to the name of the company.

     Andrex  Limited,  United  Kingdom
     Avent,  Inc.,  Delaware
     Avent  de  Honduras,  S.A.  de  C.V.,  Honduras
     Avent,  S.A.  de  C.V.,  Mexico
     Avent  Slovakia,  Inc.,  Delaware
     Avent  Slovakia  s.r.o.,  Slovakia
     Ballard  Medical  Products,  Utah
     Ballard  Medical  Products  (Canada)  Inc.,  Ontario,  Canada
     Ballard  Medical  Sales,  Ltd.,  Utah
     Ballard  Purchase  Corporation,  Utah
     Ballard  Real  Estate  Holdings,  Inc.,  Utah
     Balmoral  Participacoes  Ltda.,  Brazil
     Beco,  Inc.,  Wisconsin
     BMCO  One,  Inc.,  Utah
     BMCO  Two,  Inc.,  Utah
     Cabin  Bluff  Partners,  Delaware
     Cape  Chignecto  Lands  Limited,  Nova  Scotia,  Canada
     Cardiotronics  Systems,  Inc.,  Colorado
    *Carlkim  (Proprietary)  Limited,  South  Africa
    *Carlton  Paper  Products  (Proprietary)  Limited,  South  Africa
    *Carlton  Paper  of South Africa (Proprietary) Limited, South Africa
     Celulosa  de  Turrialba,  S.A.,  Costa  Rica
    *City Land Corporation (Proprietary) Limited, South Africa *Colombiana Kimberly Colpapel S.A., Colombia
     Delaware  Overseas  Finance,  Inc.,  Delaware
     Discott  II,  Inc.,  Delaware
     Durafab,  Inc.,  Texas
     ELF  1  Papier  GmbH,  Germany
     Excell  Paper  Sales  Co.,  Pennsylvania
     Excell  Paper  Sales  LLC,  Delaware
     Financo  Limited,  Cayman  Islands
    *Fisbra  Industria  e  Comecio  Ltd.,  Brazil
    *Gerinconfort Industria e Comercio de Productus Higienicos Ltd., Brazil
     Hakle  Hygiene  Papiervertriebs  GmbH,  Austria
     Hakle  Kimberly  Deutschland  GmbH,  Germany
     Hakle-Kimberly  Switzerland  GmbH,  Switzerland
    *H-K  Overseas  Holland  B.V.,  Netherlands

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    *Hogla  Kimberly,  Limited,  Israel
    *Hogla  Kimberly  Marketing  Limited,  Israel
     Hopewell  International  Insurance  Ltd.  (Inactive),  Bermuda
     Housing  Horizons,  LLC,  Texas
     Hykopa  AG,  Switzerland
    *Industrial  Helvetia  S.A.,  Chile
     Industrial  Mimosa  S.A.,  Uruguay
     K-C  Advertising,  Inc.,  Delaware
     K-C  Comercio  e  Servicios  Ltda.,  Brazil
     K-C  Enterprise  Venezuela  C.A.,  Venezuela
     K-C  Equipment  Finance  L.P.,  United  Kingdom
     K-C  Guernsey  I  Ltd.,  Isle  of  Guernsey
     K-C  Guernsey  II  Ltd.,  Isle  of  Guernsey
     K-C  Nevada,  Inc.,  Nevada
    *KCA  Nominees  Pty.  Limited,  Australia
    *KCA  Retirement  Fund  Pty.  Limited,  Australia
     KCC  Comercial  Ltda.,  Sao  Paulo,  Brazil
    *KCK  Wipes  Industria  e  Comercio  Ltda.,  Brazil
    *K.C.S.A.  Holdings  (Proprietary)  Limited,  South  Africa
    *Kimberly  Bolivia  S.A.,  Bolivia
     Kimberly-Clark  (Barbados)  Holding  Ltd.,  Barbados
     Kimberly-Clark (China) Investment Co., Ltd., People's Republic of China Kimberly-Clark Argentina S.A., Argentina
     Kimberly-Clark  Argentina  Holdings  S.A.,  Argentina
     Kimberly-Clark  AB,  Sweden
     Kimberly-Clark  a.s.,  Czech  Republic
     Kimberly-Clark  Australia  Finance  Pty.  Limited,  Australia
     Kimberly-Clark  Australia  Holdings  Pty.  Limited,  Australia
    *Kimberly-Clark  Australia  Pty.  Limited,  Australia
     Kimberly-Clark  Benelux  Holdings  B.V.,  Netherlands
     Kimberly-Clark  B.V.,  Netherlands
     Kimberly-Clark  Canada  Inc.,  Ontario,  Canada
     Kimberly-Clark  Canada  Finance  Incorporated,  Nova  Scotia,  Canada
     Kimberly-Clark  Canada  Investment  Incorporated,  Nova  Scotia,  Canada
     Kimberly-Clark  Canada  Services  Corporation,  Ontario,  Canada
     Kimberly-Clark  Cayman  Islands  Company,  Cayman  Islands
     Kimberly-Clark  Cayman  Islands  Finance  Company,  Cayman  Islands
     Kimberly-Clark  Cayman  Islands  Holding  Company,  Cayman  Islands
     Kimberly-Clark  Cyprus  Ltd.,  Cyprus
     Kimberly-Clark  CBG  (Handan)  Hygienic  Products  Co.,  Ltd.,  People's
         Republic  of  China
     Kimberly-Clark CBG Hygienic Products Co. Ltd., Nanjing, People's Republic
         of  China
     Kimberly-Clark  CBG  Hygienic Products Company Limited, Chengdu, People's
         Republic  of  China
     Kimberly-Clark  CBG  Hygienic Products Company Limited, Kunming, People's
         Republic  of  China
    *Kimberly-Clark  Central  American  Holdings,  S.A.,  Panama
     Kimberly-Clark  Chengdu Hygienic Products Services Company Ltd., People's
         Republic  of  China

    *Kimberly-Clark  Chile  S.A.,  Chile
     Kimberly-Clark  Colombia  Limitada,  Colombia
     Kimberly-Clark  Costa  Rica,  S.A.,  Costa  Rica
    *Kimberly-Clark  de  Centro  America,  S.A.,  El  Salvador
     Kimberly-Clark  do  Brasil  Limitada,  Brazil
     Kimberly-Clark  Denmark  Holdings  ApS,  Denmark
    *Kimberly-Clark Dominicana, S.A., Dominican Republic *Kimberly-Clark Ecuador, S.A., Ecuador
     Kimberly-Clark  Europe  Limited,  United  Kingdom
     Kimberly-Clark  European  Investment  B.V.,  Netherlands
     Kimberly-Clark European Services Limited, United Kingdom Kimberly-Clark Far East Pte. Limited, Singapore
     Kimberly-Clark  Finance  Ltd.,  United  Kingdom
     Kimberly-Clark Financial Services, Inc., Tennessee Kimberly-Clark Forestal S.A., Spain
     Kimberly-Clark  Foundation,  Inc.,  Wisconsin
     Kimberly-Clark  France  Finance  SNC,  France
     Kimberly-Clark  France  Holdings  SARL,  France
     Kimberly-Clark  France  Operations,  France
     Kimberly-Clark  Global  Finance,  Bermuda
    *Kimberly-Clark  Guatemala  S.A.,  Guatemala
     Kimberly-Clark  HmbH,  Austria
     Kimberly-Clark  Holding  Limited,  United  Kingdom
     Kimberly-Clark  Holdings  Brasil  Limitada,  Brazil
     Kimberly-Clark Holland Holdings B.V., Netherlands Kimberly-Clark Honduras S. de R.L., Honduras
     Kimberly-Clark  (Hong  Kong)  Ltd.,  Hong  Kong
     Kimberly-Clark  Inc.,  Ontario,  Canada
     Kimberly-Clark Integrated Services Corporation, Delaware Kimberly-Clark International Services Corporation, Delaware Kimberly-Clark International, S.A., Panama
     Kimberly-Clark  Investment  Corporation,  Panama
     Kimberly-Clark  Irish  Finance  Corporation  Ltd.,  United  Kingdom
     Kimberly-Clark  Japan  Ltd.,  Japan
    *Kimberly-Clark  Kenko Industria e Comercio Ltda., Sao Paulo, Brazil
     Kimberly-Clark  Latin  America,  Inc.,  Delaware
     Kimberly-Clark  Lda.,  Portugal
     Kimberly-Clark  Limited,  United  Kingdom
     Kimberly-Clark  Luxembourg  S.a.r.l.,  Luxembourg
     Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg Kimberly-Clark Malaysia Sendirian Berhad, Malaysia Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
     Kimberly-Clark Mediterranean Finance Company Ltd., Malta Kimberly-Clark N.V., Belgium
     Kimberly-Clark  Netherlands  Holdings  B.V.,  Netherlands

     Kimberly-Clark  000,  Russia
     Kimberly-Clark  Pacific  Finance  Company,  Cayman  Islands
     Kimberly-Clark Pacific Holdings Pty Limited, Australia Kimberly-Clark Paper (Guangzhou) Company Limited, People's Republic of
         China
     Kimberly-Clark  Paper  (Shanghai)  Company  Limited, People's Republic of
         China
     Kimberly-Clark  Paraguay  S.A.,  Paraguay
     Kimberly-Clark  Pension  Trusts  Ltd.,  United  Kingdom
     Kimberly-Clark  Personal  Hygienic  Products (Nanjing) Co. Ltd., People's
         Republic  of  China
     Kimberly-Clark  Personal  Hygienic  Products  Company  Limited,  Beijing,
         People's  Republic  of  China
    *Kimberly-Clark  Peru  S.A.,  Peru
     Kimberly-Clark  PHC  International,  Inc.,  Delaware
    *Kimberly-Clark  Philippines  Inc.,  Philippines
     Kimberly-Clark  Poland  Sp.  z.o.o.,  Poland
     Kimberly-Clark  Products  (Malaysia)  Sdn.  Bdh.,  Malaysia
    *Kimberly-Clark  Pudumjee  Limited,  India
     Kimberly-Clark  Puerto  Rico,  Inc.,  Delaware
     Kimberly-Clark  Pulp,  Inc.,  Delaware
     Kimberly-Clark  S.L.,  Spain
     Kimberly-Clark  Sales  Corporation  B.V.,  Netherlands
     Kimberly-Clark  Scandinavia  A/S,  Denmark
     Kimberly-Clark  Services  Asia-Pacific,  Australia
    *Kimberly-Clark  -  SID,  S.A.,  Dominican  Republic
     Kimberly-Clark  Singapore  Pte.  Ltd.,  Singapore
     Kimberly-Clark  S.N.C.,  France
    *Kimberly-Clark of South Africa (Pty.) Limited, South Africa *Kimberly-Clark Southern African (Holdings) (Pty) Ltd., South Africa
     Kimberly-Clark  S.p.A.,  Italy
     Kimberly-Clark  s.r.l.,  Italy
     Kimberly-Clark  SUD,  S.p.A.,  Italy
     Kimberly-Clark  Taiwan,  Cayman  Islands
     Kimberly-Clark  Technical  Paper,  Inc.,  New  Hampshire
     Kimberly-Clark  Technical  Products,  Inc.,  Delaware
     Kimberly-Clark  Thailand  Limited,  Thailand
     Kimberly-Clark  Tissue  do  Brasil  Limitada,  Brazil
     Kimberly-Clark  Trading  Limited  Liability  Company,  Hungary
     Kimberly-Clark  Trading  (Malaysia)  Sdn.  Bdh.,  Malaysia
     Kimberly-Clark  Treasury  Asia-Pacific,  Australia
     Kimberly-Clark  Ukraine  LLC,  Ukraine
     Kimberly-Clark  Uruguay  S.A.,  Uruguay
    *Kimberly-Clark  Venezuela,  C.A.,  Venezuela
     Kimberly-Clark  Ventures,  LLC,  Delaware
     Kimberly-Clark  Vietnam  Co.,  Ltd.,  Vietnam
     Kimberly-Clark West Indies Finance Company, Cayman Islands Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
     Kimberly-Clark  Worldwide  Taiwan  Investment  Ltd.,  Taiwan, Republic of
         China

     Kimberly-Clark  Worldwide,  Inc.,  Delaware
    *Kimberly-Clark Zimbabwe (Private) Limited, South Africa *KIMNICA, S.A., Nicaragua
     Kookaburra  Paper  Products  Private  Limited,  Singapore
    *KS&J  Industria  e  Comecio  Ltda.,  Brazil
     La  Ada  de  Acuna,  S.A.  de  C.V.,  Mexico
     La  Compania  Que  Innova,  S.A.  de  C.V.,  Mexico
    *Larrylind Land Corporation (Pty.) Limited, South Africa *Leslie D. Frankel (Pty.) Limited, South Africa
     Linostar  S.p.A.,  Italy
    *Manlak  Investments  (Pty.)  Limited,  South  Africa
     Medical  Innovations  Corporation,  California
     Menominee  Company,  Wisconsin  and  Michigan
     Mimo  Argentina  S.A.,  Argentina
     Mimo  Brasil  Limitada,  Brazil
    *Mimo  Chile  S.A.,  Chile
     Mimo  Uraguay  S.A.,  Uraguay
    *Mimobliaria  S.A.,  Ecuador
     Minnetonka  Limitada,  Brazil
     Minnetonka Overseas Investments Limited, Cayman Islands Mistassist, Inc., Delaware
    *Molett  Marketing  Limited,  Israel
     Mountain  Tree  Farm  Company,  Washington
    *Neenah  and  Menasha  Water  Power  Company,  Wisconsin
     Northfleet  Terminal  Limited,  United  Kingdom
     Nueva  Arizona,  S.A.,  Argentina
     1194127  Ontario  Inc.,  Ontario,  Canada
    *Ovisan  Syhhi  Bez  Sanay  Ve  Ticaret  a.s.,  Turkey
    *Papeles  Absorbentes,  S.A.,  Guatemala
    *Papeles  del  Cauca  S.A.,  Colombia
     Plastic  Engineered  Products  Company,  Ohio
     Portola  S.L.,  Spain
    *Productos  Industriales  Diversos,  Costa  Rica
     P.T.  Kimberly-Lever  Indonesia,  Indonesia
     R2  Medical  Systems,  Inc.,  California
    *Reforpel  Cia  Limitada,  Ecuador
    *Rakefet  Marketing  &  Trading  Services  Ltd.,  Israel
     Ridgeway  Insurance  Company  Limited,  Bermuda
    *S.A.  Paper  Processing  (1956)  (Pty.)  Limited,  South  Africa
     Safeskin  (B.V.I.)  Limited,  British  Virgin  Islands
     Safeskin  Corporation,  Florida
     Safeskin  Corporation  (Malaysia)  Sdn.  Bhd.,  Malaysia
     Safeskin  Corporation  (Thailand)  Limited,  Thailand
     Safeskin  Healthcare  (Thailand)  Limited,  Thailand
     Safeskin  Industries  (Thailand)  Limited,  Thailand

     Safeskin  Insurance  Management,  California
     Safeskin  Latex  (Thailand)  Limited,  Thailand
     Safeskin  (Malaysia)  Engineering  &  Machinery  Sdn.  Bhd.,  Malaysia
     Safeskin  Management  & Technical Services (Malaysia) Sdn. Bhd., Malaysia
     Safeskin  Medical  &  Scientific  (Thailand)  Limited,  Thailand
     Safeskin  Real  Estate,  Inc.,  Delaware
     Safeskin  Sensicon  Corporation,  California
     Safeskin  Scientific  Corporation,  California
     Safeskin Scientific Corporation (Malaysia) Sdn. Bhd., Malaysia Scott CB Holding Company, Delaware
     Scott  S.A.,  France
     Scottcom,  Inc.,  Pennsylvania
     Scott  Paper  Company,  Delaware
    *Scott  Paper  Co.  de  Costa  Rica  S.A.,  Costa  Rica
    *Scott  Paper  Co.  -  Honduras  S.A.  de  C.V.,  Honduras
     Scott  Paper  Eastern  China  Inc.,  Delaware
     Scott  Janitorial  Supplies  Pte.  Ltd.,  Singapore
     Scott  Paper  Overseas  Finance  Ltd.,  Cayman  Islands
     Scott  Trading  Ltd.,  Thailand
     Servicios  Administrativos  Y  Comerciales,  S.A.,  Mexico
    *Shikma  Improvement  of  Individual  Life  Limited,  Israel
     S-K  Corporation,  Taiwan
     Syzygy,  Inc.,  Delaware
     Tactyl  Technologies,  Inc.,  Delaware
     Taiwan  Scott  Paper  Corporation,  Taiwan
     Tawneydown-ALFA  BmbH  (Inactive),  Germany
     Tecnol,  Inc.,  Delaware
     TELA-Kimberly  Papiervertriebs  GmbH,  Switzerland
     TELA-Kimberly  Deutschland  GmbH,  Germany
     TELA-Kimberly  Switzerland  GmbH,  Switzerland
     Three  Rivers  Timber  Company,  Washington
     Tri-Med  Specialties,  Inc.,  Kansas
     Value  Select  Corporation,  Delaware
    *YuHan-Kimberly,  Limited,  Korea



* Indicates a company that is not wholly owned directly or indirectly by the Corporation.